Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

PURCHASE AGREEMENT
This PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 18, 2014, by and between Halliburton Energy Services, Inc., a Delaware corporation with a principal place of business at 10200 Bellaire Boulevard Houston, Texas, 77072 (“Halliburton”), and Hi-Crush Operating LLC, a Delaware limited liability company with its principal place of business at Three Riverway, Suite 1550, Houston, TX 77056 (“Supplier”).
RECITALS
WHEREAS, Halliburton and Supplier are parties to that certain Supply Agreement, effective as of May 24, 2011, as amended by that certain First Amendment to Agreement, effective as of November 23, 2011, and as further amended by that certain Second Amendment to Agreement, effective as of April 1, 2013 (as amended, the “Wyeville Supply Agreement”); and
WHEREAS, Halliburton and Hi-Crush Augusta LLC, an affiliate of Supplier, are parties to that certain Augusta Supply Agreement, effective as of September 15, 2012, as amended by that certain First Amendment to Agreement, effective as of April 1, 2013 (as amended, the “Augusta Supply Agreement”); and
WHEREAS, Halliburton and D & I Silica, LLC, an affiliate of Supplier, are parties to that certain Frac Sand Supply Agreement, dated September 1, 2011 (as amended and modified, the “D&I Supply Agreement” and together with the Wyeville Supply Agreement and Augusta Supply Agreement, the “Prior Supply Agreements”); and
WHEREAS, Halliburton and Supplier desire to amend and restate the Wyeville Supply Agreement, the Augusta Supply Agreement and the D&I Supply Agreement in their entirety as set forth in this Agreement;
AGREEMENT
NOW, THEREFORE, in consideration of these recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions

1.1    In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

(a)
Affiliate or affiliate in relation to either Party means any corporation, limited liability company, partnership, proprietorship, joint venture or other entity directly or indirectly controlled by, controlling, or under common control with that Party.

(b)	Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

(c)
Contract Year means the initial period starting on the Effective Date until December 31, 2014, and each of the four (4) successive period of twelve (12) calendar months occurring immediately thereafter. In the event that any Contract Year during the Term of this Agreement is less than twelve months, such Contract Year’s obligations shall be prorated to the actual number of days of such Contract Year.

(d)	Effective Date means the date written at the beginning of this Agreement.

(e)
Force Majeure means in relation to either Party, any circumstances beyond the reasonable control of that Party, including war (whether declared or undeclared), acts of God, including fire, flood, storms and earthquakes, embargoes, riot, civil disturbance, insurrection, sabotage, and other events or occurrences

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

materially and adversely impacting either Party’s facilities, or any U.S. federal government action permanently banning the hydraulic fracturing of oil and gas wells and such federal government ban materially and adversely affects Halliburton’s ability to conduct its operations, but excluding, in each case, (i) economic downturns, (ii) recessions, (iii) depressions, and (iv) strikes, lock-outs or other similar acts of such Party’s employees.

(f)	Halliburton Aggregate Demand means the aggregate demand of Halliburton and its affiliates for all grades of Northern White frac sand used in the United States of America and Canada.

(g)
Halliburton Intellectual Property means all Intellectual Property developed and/or owned by Halliburton prior to, on or after the date of this Agreement. For clarification, to the extent any Halliburton Intellectual Property is incorporated into the Northern White frac sand by or on behalf of Halliburton after the delivery of the Northern White frac sand to Halliburton, such Intellectual Property and any development, enhancement or derivative thereof, shall remain the property of Halliburton.

(h)
Intellectual Property means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, discoveries, formulae, formulations, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all customer and supplier databases and customer and supplier data collections and all rights therein throughout the world, including but not limited to customer and supplier data; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) technical and Northern White frac sand specification, equipment descriptions, plans, layouts, drawings, computer programs, assembly, quality control, installation and operating procedures, operating manuals, technical and marketing information, designs, data; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

(i)
Northern White frac sand(s) means high-purity monocrystalline quartz sand used in the hydraulic fracturing process located within the St. Peter, Jordan, Wonewoc, Mt. Simon or equivalent sandstone formations and which conforms to ISO 13503-2: 2006 and API RP19C:2008 specifications as of the Effective Date and whether singular or plural shall include 20/40 Premium Frac Sand, 30/50 Premium Frac Sand, 40/70 Premium Frac Sand, 100 mesh sand and any other grade of such frac sand.

(j)	Person or person means any entity, including any partnership, corporation, limited liability company or governmental entity, and any natural person.

(k)
Quality Standard means a manufacturing standard that conforms to ISO 13503-2 and API RP19C:2008, Proppant Specifications as of the Effective Date, and will be accompanied by appropriate supporting documentation, as outlined in Exhibit A.

(l)	Specifications means the specifications for Northern White frac sand as set forth in this Agreement or any Purchase Order.

(m)
Spot Sale means any sale by Supplier of Northern White frac sand to Supplier’s customer where Supplier is not under a contractual obligation to supply such Northern White frac sand to Supplier’s customer and where Supplier’s customer is not under a contractual obligation to purchase such Northern White frac sand from Supplier.

(n)
Supplier or Halliburton for the purposes of the indemnification, release and limitation provisions of this Agreement as follows: “Supplier” shall mean Supplier and Supplier’s parent, subsidiary or affiliated entities,

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

and their respective officers, directors, employees, or any or all of such parties. “Halliburton” shall mean Halliburton, its parent, subsidiary or affiliated entities, and their respective officers, directors, employees, or any or all of such parties.

(o)
Supplier Intellectual Property means all Intellectual Property developed and/or owned by Supplier prior to, on or after the date of this Agreement, except for Intellectual Property developed by Supplier directly in connection with Supplier’s performance of this Agreement, which shall be deemed Halliburton’s Intellectual Property as “Work for Hire”.

(p)	Term means the period commencing on the Effective Date of this Agreement and ending when this Agreement is terminated or expires in accordance with the provisions of Article 8.

(q)
Purchase Order means the documents by which Halliburton orders Northern White frac sand from Supplier. For clarification, the Parties are free to issue/accept Purchase Orders ,including purchase orders and emails, between the Parties, which shall be hereafter referred to as Purchase Order. Each Purchase Order shall be subject to the Parties’ agreement as specified in the Purchase Order and all terms and provisions of this Agreement. For the avoidance of doubt, any variation in a Purchase Order of the agreed upon Specifications set forth in this Agreement shall not be effective unless agreed to in writing by Supplier and Halliburton. No terms of a Purchase Order, Internet site, order confirmation or other writing shall have the effect of modifying this Agreement unless reduced to writing and signed by both parties.

(r)	Year means a twelve-month period.

(s)	20/40 Premium Frac Sand means Northern White grade 20/40 frac sand that meets the Specifications.

(t)	30/50 Premium Frac Sand means Northern White grade 30/50 frac sand that meets the Specifications.

(u)	40/70 Premium Frac Sand means Northern White grade 40/70 frac sand that meets the Specifications.

1.
General Terms. As used in this Agreement, unless expressly stated otherwise, references to (a) “including” mean “including, without limitation”; (b) “or” mean “either or both”; (c) a “party” or “Party” means Halliburton or Supplier, as the context may require, and “parties ” or “Parties” means Halliburton and Supplier and (d) “day” or “days” means calendar days unless specified as a “Business Day.” Unless otherwise specified, all references in this Agreement to Articles or Sections are deemed references to the corresponding Articles or Sections in this Agreement. Any notice to be given hereunder shall be in accordance with the provisions of Article 11.

2.	Production and Supply of Northern White frac sand.

2.1    Purchase Requirement; Percentage of Demand; Monthly Maximum Supply Availability.

(a)
From the Effective Date through and including *** (the “Primary Term”), subject to Section 2.1(d), Supplier is obligated to sell and Halliburton is obligated to buy *** tons of Northern White frac sand (the “First Phase Minimum Purchase Requirement”).

(b)
From *** through and including *** (the “Secondary Term”), subject to Section 2.1(d), Supplier is obligated to sell and Halliburton is obligated to buy *** tons of Northern White frac sand (the “Second Phase Minimum Purchase Requirement”).

(c)
From *** through and including December 31, 2018 (the “Final Term”), subject to Section 2.1(d), Supplier is obligated to sell and Halliburton is obligated to buy *** tons of Northern White frac sand each year (the “Final Phase Minimum Purchase Requirement”). The First Phase Minimum Purchase Requirement, the

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

Second Phase Minimum Purchase Requirement and the Final Phase Minimum Purchase Requirement shall be collectively, the “Minimum Purchase Requirement.”

(d)
(i)    During any Contract Year of the Final Term, if *** percent (***%) of the Halliburton Aggregate Demand is less than the Final Phase Minimum Purchase Requirement of *** tons for such Contract Year (such Contract Year, a “POD Adjustment Year”), then the Final Phase Minimum Purchase Requirement shall be automatically reduced for, and only for, such Contract Year to be an amount equal to the greater of: (A) *** percent (***%) of the Halliburton Aggregate Demand (subject to the maximum of *** tons) or (B) *** tons (the “Adjusted Minimum Purchase Requirement”). For the avoidance of doubt, the Parties acknowledge and agree that any Adjusted Minimum Purchase Requirement for a Contract Year shall apply during such Contract Year that is deemed a POD Adjustment Year.

(ii.)    All volumes of Northern White frac sand that are included in a Purchase Order that is accepted by Supplier (including volumes cancelled by Supplier or unfulfilled by Supplier) shall be applied to the Minimum Purchase Requirement for such Contract Year that the Purchase Order was placed by Halliburton; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein, Halliburton is obligated to purchase ***.

(iii)    As promptly as practicable, but not later than thirty (30) days after the end of (A) any of the first three calendar quarters of each Contract Year during the Final Term during which Halliburton purchased less than *** tons of Northern White frac sand, Halliburton shall cause to be prepared and delivered to Supplier an internally prepared statement identifying the aggregate number of tons of raw frac sand purchased by Halliburton during such calendar quarter and *** of such raw frac sand purchased during such calendar quarter (each, a “Quarterly Statement”) and (B) the final calendar quarter of each Contract Year, Halliburton shall cause to be prepared and delivered to Supplier an internally prepared statement identifying the aggregate number of tons of Northern White frac sand purchased by Halliburton during such Contract Year and *** of such Northern White frac sand purchased during such Contract Year (each, an “Annual Statement” and together with each Quarterly Statement, each a “Statement”).
(iv)    Supplier will have thirty (30) days after receipt from Halliburton of each Statement to request a meeting with Halliburton representatives who prepared such Statement to discuss and ask questions of the individuals who prepared such Statement, which meeting shall occur not later than ten (10) days following the date requested by Supplier. In addition, if Supplier, acting in good faith and reasonably, does not agree with a Statement or any item contained therein or the preparation thereof, Supplier will have the right to *** of Halliburton in such a manner and detail as to permit verification of compliance with Section 2.1(c) and this Section 2.1(d).

(e)
In the event that Supplier fails to supply to Halliburton the applicable Minimum Purchase Requirement or, if applicable, the Adjusted Minimum Purchase Requirement, during any Contract Year (a “Supply Shortfall”), Supplier shall have *** (***) months after the end of such Contract Year to, as the sole and exclusive remedy for such Supply Shortfall, either (i) tender the Supply Shortfall, including by supplying Northern White frac sand from one or more third parties in accordance with Section 2.11, (ii) hold Supply Shortfall in Supplier inventory until such time that Halliburton requires the product, or (iii) pay to Halliburton within *** (***) months of the end of the Contract Year an amount equal to amount of the Supply Shortfall (expressed in tons) multiplied by $***. It will be Supplier’s sole discretion as to which option is utilized.

(f)
(i)    The “Monthly Maximum Supply Availability” during the Term is set forth in the table below. Supplier will not be obligated to fulfill orders that exceed the Monthly Maximum Supply Availability for a specific calendar month.

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

Month	Maximum Supply
Effective Date through ***	*** tons/month
***through ***	*** tons/month
Remainder of Term	*** tons/month
(ii)    Supplier is not obligated to supply (A) during the Primary Term, more than *** tons in any given calendar month of ***, *** or ***, (B) during the Secondary Term, more than *** tons in any given calendar month of ***, *** or *** and (C) during the Final Term, more than *** tons in any given calendar month of ***, *** or ***. Notwithstanding the foregoing, Supplier will use commercially reasonable efforts to fulfill orders that exceed the Monthly Maximum Supply Availability and the monthly grade split maximums set forth in this Section 2.1(f)(ii).
(iii)    Halliburton shall use commercially reasonable efforts to purchase on a monthly and quarterly basis Northern White frac sand in *** (i.e. *** of purchased volumes to be ***, *** of purchased volumes to be *** and *** of purchased volumes to be ***) (the “Grade Split Target”); provided, however, that Supplier acknowledges that rigid adherence to the Grade Split Target may periodically not be possible due to shifting market dynamics and, subject to this Section 2.1(f), Halliburton shall be permitted to purchase volumes of frac sand and Supplier shall be obligated to sell volumes of frac sand that deviate from the Grade Split Target in the event of shifting market dynamics. Notwithstanding the foregoing, Halliburton acknowledges that Supplier’s ability to supply Northern White frac sand to Halliburton in mesh size distributions that vary materially from the Grade Split Target is constrained by Supplier’s Northern White frac sand capabilities, physical plant configuration and concurrently available reserve mix. In addition, Halliburton acknowledges that Supplier is reserving Northern White frac sand of 20/40 Premium Frac Sand, 30/50 Premium Frac Sand and 40/70 Premium Frac Sand for Halliburton and that such reserved Northern White frac sand would otherwise be sold by Supplier to other third party consumers of such Northern White frac sand. In furtherance of the foregoing, and to support Supplier’s status as a *** supplier of Northern White frac sand to Halliburton, when placing Purchase Orders hereunder and works order (or the equivalent thereof) with other third-party suppliers of Northern White frac sand, Halliburton will give *** consideration to its obligation hereunder to purchase Northern White frac sand in *** on a monthly and quarterly basis, which shall include allocating its demand of the applicable mesh sizes of Northern White frac sand to Supplier to ensure substantial compliance with the Grade Split Target *** to allocating its demand of the applicable mesh sizes of Northern White frac sand ***. For purposes of this Section 2.1(f)(iii), “commercially reasonable efforts” shall be deemed to include the covenants made by Halliburton in the immediately preceding sentence.
2.2    Price,Volume; Preferred Purchaser.

(a)
During the Term of this Agreement, F.O.B. mine pricing will be *** at (I) $***/short ton of 20/40 Premium Frac Sand, (II) $***/short ton of 30/50 Premium Frac Sand, and (III) $***/short ton of 40/70 Premium Frac Sand.

(b)
Supplier agrees that Halliburton shall be considered a preferred purchaser and, accordingly, prices paid by Halliburton during the Term shall be no greater than the lowest prices charged by Supplier for the same Northern White frac sand to any current or future purchasers in the oilfield services industry during any period covered by this Agreement. Notwithstanding the foregoing, this Section shall not apply: (a) to contracts paid in advance; or (b) to contracts in place between Supplier and other customers before August 1, 2011; or (c) to any Spot Sales made by Supplier; or (d) to sales of Northern White frac sand from facilities owned by Supplier at locations other than Supplier’s or its affiliate’s facilities located in Augusta, Wisconsin, Whitehall Wisconsin and Wyeville, Wisconsin. Notwithstanding anything to the contrary contained herein, if Halliburton fails to purchase the Minimum Purchase Requirement during any Contract Year (other than as a result of technical non-compliance as a result of the timing of when a Purchase Order is placed by Halliburton and when the Northern White frac sand is supplied by Supplier), then, upon determination that Halliburton did not comply

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

with the Minimum Purchase Requirement for such Contract Year, this Section 2.2(b) shall be deemed automatically deleted from the Agreement and Supplier shall no longer be bound by the terms of this Section 2.2(b).

2.3
Halliburton Minimum Purchase Requirement. Halliburton shall be required to take and, in accordance with Section 3.1, pay for (a) during the Primary Term, the First Phase Minimum Purchase Requirement, (b) during the Secondary Term, the Second Phase Minimum Purchase Requirement, and (c) during the Final Term, the Final Phase Minimum Purchase Requirement or, if applicable, the Adjusted Minimum Purchase Requirement; provided, however, that if, due solely to Force Majeure or the unavailability of rail cars in the market, Halliburton is unable to take delivery of Northern White frac sands as contemplated hereunder for a period of time during a Contract Year, Halliburton shall not be deemed to be in breach of this Agreement or be liable for Makewhole Payments as a result of such failure so long as Halliburton is using best efforts to obtain rail cars and minimize the period of time during which Halliburton is unable to take delivery of Northern White frac sands.

2.4
Monthly Minimum Requirement. The Minimum Purchase Requirement shall be ordered by Halliburton in installments of not less than *** tons of Northern White frac sand per calendar month during the Primary Term, *** tons of Northern White frac sand per calendar month during the Secondary Term and *** tons of Northern White frac sand per calendar month during the Final Term (as applicable, the “Monthly Minimum Requirement”). In the event that Halliburton fails to purchase the Monthly Minimum Requirement from Supplier during any particular calendar month in which Supplier was ready, willing and able to deliver the Monthly Minimum Requirement, then the “Purchase Shortfall” shall be the amount by which the Monthly Minimum Requirement exceeds the amount of Northern White frac sand actually purchased by Halliburton during such calendar month.

2.5
Purchase Shortfall. Halliburton shall have *** (***) months after the month of the Purchase Shortfall to purchase tonnage of Northern White frac sand in excess of the applicable Monthly Minimum Requirement to make up for the Purchase Shortfall. If Halliburton fails to purchase the full amount of the Purchase Shortfall in such *** (***) month period, Halliburton shall be obligated to pay to Supplier an amount equal to the amount of the Purchase Shortfall not purchased by Halliburton in such *** (***) month period (expressed in tons) multiplied by $*** (the “Makewhole Payment”). The Makewhole Payment shall be paid within *** days of written demand by Supplier, by wire transfer of immediately available funds to the account designated in writing by Supplier. Halliburton reserves the right to resell goods purchased from Supplier if deemed necessary by Halliburton in order to satisfy the Minimum Purchase Requirement or, if applicable, the Adjusted Minimum Purchase Requirement. Supplier shall not be obligated to deliver more than the Monthly Maximum Supply Availability on any given calendar month. Notwithstanding the foregoing, in the event that a Contract Year is deemed a POD Adjustment Year, then the Monthly Minimum Requirement for such POD Adjustment Year shall be adjusted to be an amount equal to one twelfth (1/12) of the Adjusted Minimum Purchase Requirement (the “Adjusted Monthly Minimum Requirement”) and any Makewhole Payments actually paid by Halliburton to Supplier that would otherwise not have been paid by Halliburton to Supplier as a result of using the Adjusted Monthly Minimum Requirement and not the Monthly Minimum Requirement to determine the Purchase Shortfall shall be credited by Supplier to Halliburton for purchases hereunder.

2.6
Reconciliation. Within thirty (30) days after the close of the Contract Year, Supplier shall provide a reconciliation of total volumes placed and/or purchased by Halliburton and, upon final determination of the Halliburton Aggregate Demand for such Contract Year, the total Purchase Shortfall amounts and total Purchase Shortfall payments made by Halliburton as compared to the Minimum Purchase Requirements. Notwithstanding any other provision in the Agreement to the contrary, in the event of a discrepancy, the Parties agree that Halliburton shall pay any Purchase Shortfall amounts due and owing; and, in the event that Halliburton meets the Minimum Purchase Requirement after having paid Makewhole Payments during the Contract Year, Supplier shall credit Halliburton for such Makewhole Payments.

2.7
Forecast of Demand. Halliburton shall provide, on a quarterly basis, a non-binding forecast on a monthly, quarterly and annual basis of its anticipated purchase of Northern White frac sands (“Forecast Amount”).

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

Updates to the Forecast Amount will be made and communicated periodically outside of the three-month rolling volume forecast as promptly as practicable after Halliburton becomes aware of such changes. Supplier shall notify Halliburton within ten (10) Business Days of receiving a forecast or update if Supplier anticipates being unable to meet the anticipated purchase amounts. Supplier shall not be obligated to deliver more than the Monthly Maximum Supply Availability on any given calendar month.

2.8
Title and Risk Of Loss. Title and risk of loss or damage to Northern White frac sands shall pass to Halliburton as defined by Incoterm, FCA (details listed in table below), Incoterms 2010. Supplier is not responsible for unfilled orders resulting from any shortage or lack of availability of rail cars for shipment of orders except that Supplier and its affiliates must always meet the Monthly Minimum Requirement volumes as specified in Section 2.4. Supplier warrants clear title to the Northern White frac sands at the time title to the Northern White frac sands passes to Halliburton, free from any and all liens or other encumbrances. Supplier is responsible for properly loading and correct stowing of the Northern White frac sand on the Halliburton nominated carrier, at its expense, and will comply with any documentary instructions of Halliburton in the shipment process. Notwithstanding anything to the contrary contained herein, with respect to each Purchase Order, Supplier will in its discretion determine the mine facility at which the Northern White frac sand will be made available to Halliburton, provided that Supplier will use commercially reasonable efforts to accommodate reasonable preferences communicated by Halliburton to Supplier.

Mode of Transportation	Incoterm	Title and Risk of Loss
Rail Car	FCA (Supplier’s or one of its affiliate’s facility in Augusta, WI, Whitehall, WI or Wyeville, WI)
Title and risk of loss will transfer from Supplier to Halliburton when the Northern White frac sands are loaded by Supplier or its affiliate onto Halliburton’s designated rail car at Supplier’s or one of its affiliate’s facilities in Augusta, WI, Whitehall, WI, or Wyeville, WI

2.9
Orders. During the Term, Supplier shall supply to Halliburton, and Halliburton shall purchase, the types and amounts of the Northern White frac sands ordered by Halliburton from time to time under this Agreement; provided that Supplier shall be under no obligation to supply or sell, and Halliburton shall not have the right to buy Northern White frac sand in excess of the Minimum Purchase Requirement or the Monthly Maximum Supply Availability. This Agreement shall control and govern all transactions between the Parties with respect to the sales and purchases of Northern White frac sands, whether under subsequent verbal and/or written Purchase Orders, unless subject to an express, duly executed agreement (which is not a pre-printed form, terms contained on an Internet site or order confirmation) for the particular subject matter. The terms of this Agreement shall prevail over the terms in the Purchase Order in the event of a conflict unless specific reference and identification is made to the provision of this Agreement to be modified and the intention to modify is explicitly stated and signed by both Parties. Such changes shall be effective for that Purchase Order only. Printed terms and conditions contained in documents issued to Halliburton by Supplier or from Halliburton to Supplier with respect to the Northern White frac sands shall be of no force and effect and shall be superseded by the terms and conditions which are contained in this Agreement. No waiver by either Party of any of the terms, provisions or conditions hereof shall be effective unless said waiver shall be in writing and signed by an authorized officer of such Party and specifically referencing this Agreement. Supplier agrees to promptly process all of Halliburton’s orders under the terms of this Agreement.

2.10
Delivery. Supplier agrees that all Northern White frac sands ordered by Halliburton will be delivered to Halliburton per this Article 2 and in accordance with a reasonable delivery date contained in the Purchase Order, subject to the Monthly Maximum Supply Availability.

2.11
Alternate Sources of Supply. Supplier may, in its discretion, source Northern White frac sand from third Persons for purposes of selling such Northern White frac sand to Halliburton hereunder, so long as such

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

Northern White frac sand meets or exceeds the Specifications and Quality Standards subject to Section 5.1 and Supplier is otherwise in compliance with the other provisions of this Agreement.

3.    Invoicing and Payment

3.1	Invoicing and Payment Terms. Subject to any special terms agreed in writing from time to time between Halliburton and Supplier:

(a)
Supplier shall invoice Halliburton as Northern White frac sand is shipped in respect of all Northern White frac sands supplied under this Agreement. Each invoice shall be for the tonnage actually shipped. Payment shall be due no later than the *** day after the date of receipt of the invoice. Invoices will be deemed received the day they are sent by electronic mail, the following day if sent by Fedex or UPS, or in 3 Business Days if sent by U.S. mail.

(b)
Should Halliburton fail to make an adjustment to an invoice to which it was entitled, and as a result has overpaid amounts due to Supplier, then upon such overpayment becoming known and agreed to by the Parties, Supplier shall issue a credit to Halliburton within *** (***) days, which credit may be applied by and utilized by Halliburton against future invoices owing to Supplier and, to the extent any credit has not been applied or utilized within *** (***) days from the date of such overpayment, Supplier shall, upon demand received from Halliburton, immediately refund such remaining credit amount.

4.
Taxes. Supplier is responsible for all taxes legally imposed upon its business, including but not limited to taxes imposed upon its income, its personnel or its property. Such taxes are on Supplier’s account. Halliburton shall pay and Supplier shall collect and is responsible for the reporting of applicable transaction taxes such as sales, use, value added, excise, or similar taxes, unless a valid exemption is claimed by Halliburton. Transaction taxes are in addition to established prices and shall be shown as a separate line item on the invoice. If tax withholding is required by law, Halliburton will adhere to statutory tax withholding requirements with respect to payments to Supplier. Such withholdings are on Supplier’s account and amounts invoiced by Supplier shall not be increased or grossed up to shift the withholding tax cost to Halliburton. Certificates of withholding taxes shall be provided to Supplier as soon as administratively possible.

5.    Quality of the Northern White frac sand

5.1
Quality. In entering into this Agreement, Halliburton relies upon Supplier’s expertise to manufacture Northern White frac sand and Supplier covenants and warrants to Halliburton that all Northern White frac sand supplied by Supplier pursuant to this Agreement shall:

(a)	Comply with the Quality Standards;

(b)
Meet or exceed in all respects the ISO 13503-2: 2006 and API RP19C:2008 specifications as of the Effective Date and the Specifications as specified in Exhibit A, if any as per this Agreement or a Purchase Order; and

(c)	Be free and clear of all liens and other encumbrances at the time title to the Northern White frac sands passes to Halliburton.

5.2
Inspection. Supplier shall permit representatives of Halliburton, at any reasonable time and upon reasonable prior notice, to inspect the Northern White frac sand manufactured by Supplier at Supplier’s or its affiliate’s applicable facility prior to the time of delivery of Northern White frac sands to the carrier. Whether or not Halliburton conducts an inspection, Supplier shall provide Halliburton a Northern White frac sand sample per Purchase Order in order to show compliance with Section 5.1. A “Northern White frac sand Sample” is defined as one hundred (100) grams of the actual Northern White frac sand run and/or lot number of the delivered Northern White frac sand. Such Northern White frac sand Sample shall be retained by Supplier and provided to Halliburton up to one hundred twenty (120) days from the date of the Purchase Order. Supplier shall provide

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

multiple-sieve analysis of Northern White frac sand at Supplier’s facility for inspection/confirmation by Halliburton.

5.3
Rejection. Halliburton shall be entitled to reject any of the Northern White frac sands that do not comply with Section 5.1; provided that any Northern White frac sands not rejected prior to the time of delivery of such Northern White frac sands to the carrier shall be deemed accepted by Halliburton, unless testing of the applicable Northern White frac sand Sample conclusively determines that Northern White frac sands previously accepted by Halliburton do not comply with Section 5.1 (in which case Halliburton may reject such previously accepted Northern White frac sands upon such determination). Testing of the applicable Northern White frac sand Sample shall be conducted by an accredited third party laboratory or, due to timing considerations, by Supplier at Supplier’s or its affiliate’s facility, as applicable, using ISO approved testing equipment and following ISO and industry testing standards and protocol. At the request of Halliburton, Supplier shall provide access to the facility for the purpose of inspecting and observing the testing equipment, protocol and results of a specific test. In the event that Halliburton timely rejects any Northern White frac sands, Supplier shall replace such Northern White frac sands at its sole cost. The time for fulfillment of the Minimum Purchase Requirement shall be extended by the amount of time Supplier takes to replace the non-conforming Northern White frac sand with conforming Northern White frac sand.

5.4
Warranty and Claims. Except as expressly set forth in this Agreement, including, without limitation, as expressly set forth in Section 5.1 above, no warranty, express or implied, shall be applicable to the Northern White frac sand supplied hereunder, including, without limitation, any warranty as to the quality of such Northern White frac sand, any implied warranty of merchantability or suitability or any implied warranty that any of such Northern White frac sand is fit for a particular purpose, notwithstanding any course of dealing or industry practice inconsistent with this Agreement. Should Halliburton choose to provide a warranty to its customers beyond the warranty provided by Supplier, then Halliburton shall bear the entire cost of such warranty. Should any Northern White frac sand not comply with the warranties of Supplier expressly made in this Agreement, then Supplier shall, as the sole and exclusive remedy of Halliburton, promptly provide replacement Northern White frac sand to Halliburton at Supplier’s Facility.

5.5
Insurance Requirements. Each of Supplier and Halliburton shall maintain and exhibit to the other on demand, (a) certificates of comprehensive general liability (including Products Liability) insurance and employers liability insurance for such amount as may from time to time be agreed between the Parties but in any event not be less than US$1,000,000 in each case and (b) certificates of excess liability insurance for such amount as may from time to time be agreed between the Parties but in any event not be less than US$4,000,000 per occurrence.

6.Confidentiality and Intellectual Property Rights

6.1
Confidential Information. All information concerning this Agreement, including, without limitation, Intellectual Property, the Northern White frac sand, and any data obtained pursuant to this Agreement shall be deemed “Confidential Information”. Halliburton and Supplier shall hold all Confidential Information in confidence and shall not disclose such information to any third party or otherwise use the Confidential Information except as stated herein or otherwise agreed between the Parties.

6.2	Agreements as to Confidential Information. Each of the Parties, except as agreed otherwise or to the extent necessary in the performance of this Agreement, shall:

(a)	instruct its directors, officers and employees not to use, analyze, sell, lease, assign, transfer, license, disclose or make available to any third party the Confidential Information; and

(b)	not copy or duplicate by any means, in whole or in part, the Confidential Information except as permitted herein.

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

6.3	Excluded Information. The obligations of the Parties under this Agreement shall not extend to or include Confidential Information exchanged between the Parties that:

(a)	is or becomes publicly available without the fault of the receiving Party;

(b)	is obtained by the receiving Party from a source other than the disclosing Party and where such source was free of any restrictions owed to the disclosing Party on its use or disclosure;

(c)	was in the receiving Party’s possession prior to the receiving Party’s receipt thereof from the disclosing Party, without any restriction owed to the disclosing Party on its use or disclosure;

(d)
is required to be disclosed by operation of law, judicial or administrative procedure, decree or order or by any regulation or law (including any rules and regulations promulgated by the Securities and Exchange Commission); or

(e)	is independently developed by Persons who did not have access to the Confidential Information.

6.4
Additional Obligations. Even if a receiving Party is relieved of its obligations by the exceptions recited above, the receiving Party shall not make known or cause to be made known that the Confidential Information was acquired from the disclosing Party, or that there may be any similarity between such Confidential Information and other information made available from any other source.

6.5
Non-Disclosure of Agreement. Except as otherwise provided under this Agreement or as may be required by law or regulation (including any rules and regulations promulgated by the Securities and Exchange Commission), neither Party, without the prior written consent of the other Party, will disclose to any other Person either the fact that this Agreement exists, the fact that the Parties have made any information available to each other or the fact that any discussions or negotiations are taking place concerning a possible arrangement or any of the terms, conditions or other facts with respect to any such possible arrangement, including the status thereof; provided that a Party may disclose such information (a) to its advisors and Affiliates who agree or who are under a legal or fiduciary obligation to maintain the confidentiality of such information and (b) to prospective purchasers, investors or lenders (subject to the execution by the prospective purchasers, investors or lenders of written confidentiality agreements with terms at least as stringent as those contained herein); provided, that in no event shall such information be disclosed to a competitor of such other Party unless such competitor is seeking to purchase, invest or lend funds to Supplier. If a receiving Party receives a request to disclose all or any part of the disclosing Party’s Confidential Information under the terms of a valid and effective subpoena, decree or order issued by any bureau, agency, administrative body, or court of competent jurisdiction or by a governmental body (which, for the avoidance of doubt, shall not include disclosure required pursuant to rules and regulations promulgated by the Securities and Exchange Commission), the receiving Party hereby agrees to, and agrees to cause its Affiliates to, immediately notify the disclosing Party in writing of the existence, terms and circumstances surrounding the request, so that the disclosing Party may seek an appropriate protective order or waive the receiving Party’s compliance with the provisions of this Agreement (and, if the disclosing Party seeks an order, to provide the cooperation as said owner shall reasonably request); and if disclosure of Confidential Information is required in the written opinion of a receiving Party’s counsel, the receiving Party shall exercise reasonable efforts, with the cooperation of the disclosing Party, to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information. Notwithstanding anything to the contrary in this Agreement, Halliburton hereby agrees and acknowledges that Supplier may disclose Supplier’s and its affiliates’ companywide aggregate figures, including without limitation weighted average remaining contract length and weighted average pricing, and such disclosure shall not be a violation of the Agreement.

6.6    Intellectual Property and Technology Rights.

(a)
Neither Supplier nor Halliburton shall have the right of use, whether directly or indirectly, the other’s Intellectual Property except as expressly stated in this Agreement. Ownership of Supplier Intellectual Property or

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

Halliburton Intellectual Property, as the case may be, provided under this Agreement shall remain with the Party providing such Intellectual Property.

(b)
All Intellectual Property developed on or prior to the date of this Agreement or during the Term which is exchanged with the other Party shall remain the property of the Party that developed such Intellectual Property. Title to Halliburton Intellectual Property shall belong exclusively to Halliburton. Title to Supplier Intellectual Property shall belong exclusively to Supplier. Neither Party shall have the right of use other than for the purposes expressly stated in this Agreement, whether directly or indirectly, any Intellectual Property of the other Party.

6.7
Remedies. The Parties hereby agree that the breach of this Article 6 would cause irreparable harm, for which money damages would not be adequate compensation. If any Party breaches or threatens a breach of the provisions of this Article 6, the other Party shall be entitled to an injunction upon proper proof required by law in any court of competent jurisdiction restraining the breaching Party from violating the provisions without the necessity of posting a bond therefor. Nothing herein shall be construed as prohibiting the other Party from pursuing any other remedies available to it at law or in equity for enforcement of this Article 6.

6.8    Intellectual Property Indemnification.

(a)
The following terms apply to any claim of infringement of any United States patent, by a third party arising out of or relating to a Northern White frac sand furnished to Halliburton by Supplier under this Agreement (an “Infringement Claim”). Supplier shall indemnify and hold Halliburton harmless from any damage resulting by reason of an Infringement Claim relating to a Northern White frac sand furnished by Supplier. Subject to Section 6.8(b), Supplier shall defend or settle, at its own expense, any action or suit against Halliburton with respect to an Infringement Claim for which it is responsible. Halliburton shall promptly notify Supplier of any Infringement Claim and shall reasonably cooperate with Supplier at Supplier’s expense to facilitate the defense of each claim.

(b)
Supplier’s obligations under Section 6.8(a) shall not apply to the extent that an Infringement Claim relates to, arises or results from, or is due to (i) Halliburton’s modification of a Northern White frac sand or use of a Northern White frac sand in combination with any other device and the Infringement Claim would not have arisen in the absence of that modification or combination; (ii) Supplier’s compliance with designs or specifications of Halliburton; or (iii) Halliburton’s continued use of the allegedly infringing Northern White frac sand after being notified by the Supplier to cease such use. In the event of an act or omission by Halliburton described in this Section 6.8(b), Halliburton shall indemnify and hold Supplier harmless from any damage resulting from such act or omission.

6.9
International Laws. The Parties agree to comply in all respects with the applicable international and national laws that apply to the Northern White frac sands including, without limitation, all applicable export laws and regulations. In the event of a conflict between any applicable laws, the laws of the U.S.A. shall prevail. Neither Party shall be required to perform any act hereunder which violates said U.S. law. The Parties shall provide information concerning the technical specifications of the Northern White frac sands and/or the use of the Northern White frac sands in order for the respective Parties to determine the legality of such Northern White frac sands and such information shall be stated in writing as the Parties may request.

6.10
Survival of Article 6. Notwithstanding anything to the contrary, the provisions of this Article 6 shall survive any termination of this Agreement. Each Party also agrees that it will be responsible for any breaches by its Affiliates of the terms of this Article 6.

7.Force Majeure

7.1
Force Majeure Events. If either Party is affected by Force Majeure it shall promptly notify the other Party of the nature and extent of the circumstances in question. Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in performance or the non-performance of

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

any of its obligations under this Agreement, to the extent that the delay or non-performance is due to any Force Majeure, and the time for performance of that obligation shall be extended accordingly; provided, that if the Force Majeure in question prevails for a continuous period in excess of thirty (30) days, the Parties shall enter into discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as the Parties mutually agree.

7.2	Limitation. Notwithstanding Section 7.1, neither Party shall be relieved of its obligations to make payments for Northern White frac sand supplied hereunder.

8.	Duration and Termination

8.1
Term. This Agreement shall be deemed to become effective on the Effective Date and shall continue in effect through December 31, 2018, unless earlier terminated as provided herein. This Agreement may be extended beyond the Term by mutual written agreement of the Parties.

8.2
Termination by Halliburton. If Halliburton is not then in breach of this Agreement giving rise to an event of termination, this Agreement may be immediately terminated for breach if Supplier fails to produce and deliver Northern White frac sands that meet the Specifications for a period of more than *** (***) days. Upon such breach, Halliburton may terminate this Agreement immediately by giving written notice of termination to Supplier and shall be released of all Minimum Purchase Requirements. Subject to fulfilling its obligations to purchase the Minimum Purchase Requirement, Halliburton may terminate any Purchase Order upon *** (***) Business Days written notice. In the event Supplier has incurred costs in executing the Purchase Order up to termination, Halliburton shall reimburse Supplier for such reasonable, necessary, and documented costs in connection with termination of such Purchase Order. In the event of Supplier’s failure to perform any of its material obligations under this Agreement (including failure to deliver agreed upon amounts of sand and not making up the Supply Shortfall as contemplated by Section 2.1(e)), Halliburton shall promptly give Supplier notice thereof. Such notice shall specifiy the nature of such failure with particularity and in reasonable detail, including the specific provision of this Agreement to which such purported failure relates. Supplier shall use commercially reasonable efforts to cure or otherwise remedy the failure specified in such notice within *** (***) days after its receipt of such notice. If Supplier does not cure or otherwise remedy the breach within *** (***) days, Halliburton shall have the right to terminate this Agreement. In the case of any termination of this Agreement by Halliburton pursuant to this Section 8.2, Halliburton shall retain any and all rights and remedies available at law or equity to Halliburton, including with respect to Northern White frac sand that remains undelivered for the remaining life of the Contract after the filling of all outstanding Purchase Orders.

8.3
Termination by Supplier. If Supplier is not then in breach of this Agreement giving rise to an event of termination, Supplier shall be entitled to terminate this Agreement should Halliburton fail to order and take delivery of Northern White frac sand or pay sums due hereunder. Supplier shall give Halliburton written notice of any such failure and provide a reasonable time to cure which shall not exceed *** (***) days. Should Halliburton fail to cure prior to the end of such *** (***) day period, then Supplier may terminate this Agreement immediately. In the case of any termination of this Agreement by Supplier pursuant to this Section 8.3, Supplier shall retain any and all rights and remedies available at law or equity to Supplier, including with respect to Northern White frac sand that remains undelivered for the remaining life of the Contract after the filling of all outstanding Purchase Orders.

8.4
Termination of Purchase Order. A termination of a Purchase Order does not terminate this Agreement. A termination of this Agreement does not terminate any existing Purchase Order until such Purchase Order is completed, unless such Purchase Order is expressly terminated also.

8.5    Events Upon Termination.

(a)
Upon expiration of this Agreement or the termination of the Agreement for reasons other than pursuant to Section 8.2, Halliburton shall purchase from Supplier all Northern White frac sands which have been ordered

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

from Supplier but not delivered to Halliburton at the date of termination, and Supplier shall promptly manufacture and deliver such Northern White frac sands to Halliburton.

(b)
Upon expiration of this Agreement or the termination of this Agreement for any reason, Supplier shall forthwith cease to use, either directly or indirectly, any of the Halliburton Intellectual Property and forthwith return to Halliburton all Halliburton Intellectual Property and Halliburton Confidential Information and Halliburton shall forthwith cease to use, either directly or indirectly, any of the Supplier Intellectual Property and forthwith return to Supplier all Supplier Intellectual Property and Supplier Confidential Information except to the extent necessary to use the Northern White frac sands theretofore supplied by Supplier hereunder. In such case Supplier hereby grants Halliburton or its designee an irrevocable, royalty free license to use such Supplier Intellectual Property and Supplier Confidential Information to the extent it is incorporated into such Northern White frac sand(s) theretofore supplied by Supplier hereunder.

(c)
Upon expiration of this Agreement or the termination of this Agreement for any reason, all obligations of the Parties hereunder shall terminate, except for any obligations that are expressly stated to survive the expiration of the Term or termination of this Agreement and any obligations that remain executory which obligations, to the extent they remain executory, shall remain in full force and effect until fully performed by the obligated Party as stated in this Agreement. The respective Parties’ obligations under Section 3.1, Section 5.4, Article 6, this Section 8.5 and Articles 9 through 14 shall survive the expiration of the Term or termination of this Agreement. Neither expiration nor termination of this Agreement shall relieve any Party of liability for breaches of this Agreement prior to such expiration or termination.

9.INDEMNITY AND LIMITATION OF LIABILITY

9.1    INDEMNIFICATION.

(a)
HALLIBURTON AND SUPPLIER AGREE TO FULLY RELEASE, INDEMNIFY, DEFEND AND HOLD ONE ANOTHER AND THEIR RESPECTIVE PARENT, SUBSIDIARY OR AFFILIATED ENTITIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, COSTS, CAUSES OF ACTION, FINES, PENALTIES OR OTHER LIABILITY THAT MAY BE ASSERTED AGAINST THE OTHER AND/OR THEIR RESPECTIVE GROUPS, TO THE EXTENT, ARISING OUT OF THE INDEMNIFYING PARTY’S OR THEIR RESPECTIVE GROUP’S NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH PERFORMANCE UNDER THIS AGREEMENT.

(b)
NOTWITHSTANDING PARAGRAPH 9.1, HALLIBURTON AND SUPPLIER SPECIFICALLY ACKNOWLEDGE AND AGREE THAT THE GOODS PROVIDED BY SUPPLIER HEREUNDER ARE INHERENTLY DANGEROUS AND HALLIBURTON AGREES TO INDEMNIFY AND HOLD HARMLESS SUPPLIER, ITS PARENT, SUBSIDIARY AND AFFILIATED ENTITIES FROM AND AGAINST ANY CLAIMS, COSTS, CAUSES OF ACTION, FINES, PENALTIES OR OTHER LIABILITY TO THE EXTENT CAUSED BY HALLIBURTON’S NEGLIGENT USE OF THE NORTHERN WHITE FRAC SAND(S) OR NEGLIGENT OR WILLFUL FAILURE TO PROVIDE ADEQUATE WARNING OR REASONABLE PROTECTIVE PROCEDURES AND EQUIPMENT WITH RESPECT TO THE USE OF THE NORTHERN WHITE FRAC SAND(S).

9.2
Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR, AND EACH PARTY RELEASES THE OTHER FROM LIABILITY ATTRIBUTABLE TO, ANY SPECIAL OR INDIRECT DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT OR DEFAULT IN THE PERFORMANCE HEREOF, WHETHER BASED UPON CONTRACT, TORT (INCLUDING NEGLIGENCE, PRODUCT LIABILITY OR STRICT LIABILITY) OR WARRANTY.

9.3
Indemnification Procedure. In the event either Party learns of any claim, liability, demand or cause of action relating to this Agreement or the performance hereunder, which said Party shall determine, in its sole discretion, that the other Party may be liable therefor, said Party shall promptly notify the other Party. If indemnity is

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

required by any of the terms of this Agreement, the indemnifying Party shall have the right to control all litigation and shall defend the other and pay all settlements, judgments, costs, and expenses (including without limitation court costs and reasonable attorneys’ fees). Each Party, if requested, agrees to cooperate with the other in any defense, and the indemnifying Party shall reimburse the other for all reasonable expenses incurred in connection therewith. The indemnified Party shall have the right to have counsel of its own choosing and at its sole expense participate in any such litigation. Notwithstanding the foregoing, however, neither Party shall effect settlement of or compromise any such claim or proceedings without having obtained the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that the indemnifying Party may settle or compromise any such claim if the settlement or compromise (a) requires solely the payment of money damages by the indemnifying Party, and (b) includes as an unconditional term thereof the release by the claimant or the plaintiff of the indemnified Party from all liability in respect of such claim. If the indemnified Party does not consent to a settlement which the indemnifying Party is willing to accept, then the indemnifying Party’s liability shall be limited to the amount for which the claim could have been settled provided such settlement does not require the indemnified Party to forego any property rights other than the amount of payment of the proposed settlement.

9.4
Compliance with Law. Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in full compliance with any and all applicable federal, state, provincial and local laws, rules and regulations in the area(s) in which the matters are being conducted. Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations. If either Party is required to pay any fine or penalty or is subject to a claim from the other Party’s failure to comply with applicable laws, rules or regulations, the Party failing to comply shall defend, indemnify and hold harmless the other Party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying Party’s allocable share of the failure to comply.

9.5
Antibribery. Supplier represents and warrants that it and all of its Affiliates and agents shall act in accordance with the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997 (“the Convention”), and the Convention’s Commentaries (collectively the “OECD Principles”), and shall comply with all applicable laws implementing the OECD Principles (including the U.S. Foreign Corrupt Practices Act of 1977), as well as any applicable local laws related to anti-corruption, anti-kickbacks, and anti-money laundering. Supplier agrees not to take or fail to take any action that will cause Halliburton to be in violation of any such laws. In addition to the foregoing, Supplier represents and warrants that it and its Affiliates have not and shall not request, induce, make, offer, authorize, promise to make any payment or transfer anything of value, directly or indirectly, (a) to any governmental official or employee (including employees of government-owned or government-controlled corporations, agencies or bodies), (b) any official or employee of a public international organization, (c) to any political party, official of a political party or candidate, or (d) to any third party knowing, believing, or suspecting that such third party will give the payment, or any portion thereof, to any of the foregoing persons in order to obtain or retain business, or for any other improper purpose. Any payments to governmental officials or employees on behalf of Halliburton must be promptly reported to Halliburton.

9.6
Code of Conduct/ Gifts, Entertainment and Travel. It is considered to be in conflict with Halliburton’s interest for its employees or any member of their immediate family to accept gifts, payments, extravagant entertainment, services, or loans in any form from anyone soliciting business, or who may already have established business relations with Halliburton. Gifts of nominal value and entertainment, meals, and social invitations that are customary and proper under the circumstances and that do not place the recipient under any obligation are acceptable. Any gifts, payment of individual expenses, including, without limitation, trips, or conveyances to Halliburton employees shall be disclosed in writing by such Halliburton employee to the Halliburton Ethics and Compliance Group.

9.7    Information Requests.

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

(a)
Supplier shall maintain full and complete accounting records of activity performed and expenditures incurred by Supplier in connection with this Agreement in such a manner and detail as to permit verification of compliance with the performance obligations, including, by way of illustration and not limitation, pricing requirements, as well as the provisions of Sections 9.4 through 9.6 of this Agreement. Halliburton shall have the right to audit such Supplier’s records for a period of two (2) years from the expiration or termination of this Agreement. This provision shall survive expiration or termination of this Agreement.

(b)
Supplier will have the right with reasonable notice to Halliburton to audit the relevant records of Halliburton in such a manner and detail as to permit verification of compliance with the performance obligations of Section 2.1(f)(iii) and as set forth in Section 2.1(d).

Notwithstanding anything to the contrary, neither Party shall be required to take or refrain from taking any action prohibited or penalized under the laws of the United States, including the U.S. antiboycott laws.
9.8    Economic Sanctions and Export Controls. Supplier agrees to fully comply with all economic sanctions and export control laws and regulations, including those regulations maintained by the U.S. Commerce Department’s Bureau of Industry and Security and the U.S. Treasury Department’s Office of Foreign Assets Control. In addition, Supplier shall not, directly or indirectly, sell, provide, export, re-export, transfer, divert, loan, lease, consign or otherwise dispose of any Halliburton equipment, Northern White frac sand, services, software, source code, technical data or technology to or via any person, entity or destination, or for any activity or end-use restricted by the laws or regulations of the United States or any other applicable jurisdiction (including nuclear, missile, chemical or biological weapons proliferation, military, or money laundering activities) without first obtaining all required government authorizations.

10.Nature of Agreement

10.1
Assignment. Either Party shall have the right to assign or transfer to any Person any of its rights or obligations under this Agreement without the prior written consent of the other Party, provided that the assigning Party shall remain liable to the other Party under the terms of this Agreement notwithstanding such assignment. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns, including any successor upon a sale or change of control of a Party. This Agreement is intended solely for the benefit of the Parties and their respective successors and permitted assigns.

10.2
Relationship. Each of the Parties is an independent contractor with respect to the other and is not an employee of the other Party or any of the other Party’s Affiliates, and nothing in this Agreement is intended to constitute a partnership or a master and servant relationship between the Parties. Each of the Parties understands and agrees that this Agreement does not create an exclusive dealings arrangement and that each of Halliburton and Supplier may enter into similar arrangements with other companies with respect to similar or the same Northern White frac sands. Nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or liability of a Party to, any person not a Party to this Agreement. Nothing in this Agreement shall be deemed to constitute any fiduciary or special relationship or duty between the Parties and each Party may take actions hereunder that are for its own self-interest without any duty or, subject to the express terms of this Agreement, liability to the other Parties.

10.3
Entire Agreement; Amendment. This Agreement, including its appendices, exhibits and schedules, constitutes the entire Agreement between the Parties with respect to the subject matter hereof and supersedes any existing agreements between them whether oral or written. The terms of this Agreement shall only be amended, modified or supplemented as set forth herein or in a writing signed by or on behalf of both or the Parties. In case of a conflict between this Agreement and a purchase order (Purchase Order) or purchase order confirmation contemplated hereunder, the terms of this Agreement shall govern. Acceptance of a Purchase Order or purchase order confirmation is insufficient to amend this Agreement unless a separate writing is duly executed by all the Parties specifically amending this Agreement.

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

10.4
Reformation. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. In the event any such provision, clause, sentence or part of this Agreement cannot be modified to comply with the law, then said provision, clause, sentence or portion of the Agreement shall be deemed to be deleted from the Agreement and the remaining terms and conditions shall remain in full force and effect.

11.Notices and Service

11.1
Addresses. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier or by overnight delivery service with proof of delivery addressed to the respective Party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective Party at the facsimile numbers set forth below:

If to Halliburton, to:

Halliburton Energy Services, Inc.,
Attention: Category Manager, Frac Sand
10200 Bellaire Boulevard
Houston, TX 77072

If to Supplier, to:
Hi-Crush Operating LLC
Attention: General Counsel
Three Riverway, Suite 1550
Houston, TX 77056

or to such other address or facsimile number and to the attention of such other Person(s) as either Party may designate by written notice. Any notice mailed by overnight delivery service shall be deemed to have been given and received on the second Business Day following the day of mailing.
12.    General

12.1
Waiver. No failure or delay by either Party in exercising any of its rights under this Agreement shall be deemed to be waiver of that right, and no waiver by either Party of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

12.2	Costs. The Parties shall bear their own costs of, and incidental to, the preparation, execution and implementation of this Agreement.

12.3
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether otherwise transmitted via electronic transmission), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement for all purposes. Signatures of the Parties transmitted by facsimile

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

or other electronic transmission shall be deemed to be original signatures for all purposes. Minor variations in the form of signature pages of this Agreement, including footers from earlier versions of this Agreement, shall be disregarded in determining a Party’s intent or the effectiveness of such signature.

13.    Governing Law and Venue

13.1
Governing Law; Venue;. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without giving effect to that state’s conflicts of laws principles or choice of law rules. The Parties agree that Houston, Harris County, Texas, shall be the exclusive forum and venue for resolving any disputed matter.

It is the intent of the Parties to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980). Nothing herein shall prohibit a Party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief. The Parties acknowledge and agree that the Parties may have available to them laws or remedies available under applicable local legislation; it is the intent of the Parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law provisions.

14.
Miscellaneous. This Agreement sets forth the entire agreement between Halliburton and Supplier with respect to its subject matter. All prior negotiations and dealings regarding the subject matter hereof are superseded by and merged into this Agreement. Specifically, Supplier and Halliburton acknowledge that this Agreement amends and restates in their entirety the Prior Supply Agreements and that the Prior Supply Agreements have no further legal force or effect and are hereby deemed null and void. In furtherance of the foregoing, each party under the Prior Supply Agreements hereby waives, and releases the other party from, any and all rights, claims and credits accrued thereunder to which such party may otherwise be entitled.

[Signature Page Follows]

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set above.

HALLIBURTON:
HALLIBURTON ENERGY SERVICES, INC.

By: /s/ Authorized Person
Name: Authorized Person
Title: Authorized Officer

HALLIBURTON:
HALLIBURTON ENERGY SERVICES, INC.

By: /s/ Authorized Person
Name: Authorized Person
Title: Authorized Officer

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

SUPPLIER:
HI-CRUSH OPERATING LLC

By:/s/ Robert E. Rasmus
Name: Robert E. Rasmus
Title: co-Chief Executive Officer

Signature Page to Purchase Agreement

EXHIBIT A
As of the Effective Date of this Agreement, the standards of ISO 13503-2 are as indicated below.

Exhibit 10.5
Confidential Treatment Requested by Hi-Crush Partners LP

Exhibit A to Purchase Agreement